UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2010

PINNACLE ENTERTAINMENT, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-13641	95-3667491
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8918 Spanish Ridge Avenue Las Vegas, Nevada	89148
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 541-7777

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)
On May 11, 2010, at the Annual Meeting of Stockholders (the “Annual Meeting”) of Pinnacle Entertainment, Inc. (the “Company”), the stockholders approved an amendment (the “Amendment to the 2005 Plan”) to the Company’s 2005 Equity and Performance Incentive Plan (the “2005 Plan”).
The Amendment to the 2005 Plan increases by 1,100,000 the maximum number of shares of the Company’s common stock that may be issued or subject to awards under the 2005 Plan. The Amendment to the 2005 Plan also increases the maximum number of awards under the 2005 Plan that may be issued as incentive stock options from 4,750,000 shares to 5,850,000 shares and increases the 2005 Plan by certain non-plan option grants to the extent that such non-plan options are forfeited, expire or are terminated without issuance of shares, or are settled for cash or otherwise do not result in the issuance of shares. Following the Amendment to the 2005 Plan, up to an aggregate of 5,850,000 shares of common stock of the Company, plus certain shares subject to awards granted under specified prior plans and arrangements, are authorized for issuance under the 2005 Plan.
A more detailed description of the terms of the 2005 Plan, as amended, is contained in the Company’s proxy statement for the Annual Meeting and the supplement to the proxy statement, which were filed with the Securities and Exchange Commission on April 14, 2010 and May 3, 2010, respectively. The foregoing summary is qualified in its entirety by the full text of the 2005 Plan, as amended, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 5.07. Submission of Matters to a Vote of Security Holders.
On May 11, 2010, the Company held its Annual Meeting of Stockholders. At the Annual Meeting, the stockholders of the Company (i) elected nine directors to serve for the coming year on the Company’s Board of Directors; (ii) approved of the Amendment to the 2005 Plan, as described in Item 5.02 above; and (iii) ratified the appointment of Ernst & Young LLP as the Company’s independent auditors for the 2010 fiscal year. In addition, the stockholders did not approve a stockholder proposal related to an advisory vote on executive compensation, which was submitted by the American Federation of Labor & Congress of Industrial Organizations (the “AFL-CIO”).
The following are the final voting results as to the four proposals submitted at the Annual Meeting.
Proposal One: Proposal to elect nine directors to serve for the coming year on the Company’s Board of Directors. The final vote tabulation for the individual directors was as follows:

Nominee	For	Against	Abstain	Broker Non-Votes
Stephen C. Comer	46,086,953	128,257	18,055	1,297,487
John V. Giovenco	46,071,928	129,282	32,055	1,297,487
Richard J. Goeglein	45,912,292	302,418	18,555	1,297,487
Ellis Landau	45,912,331	302,293	18,641	1,297,487
Bruce A. Leslie	46,087,153	127,557	18,555	1,297,487
James L. Martineau	44,963,707	1,251,417	18,141	1,297,487
Michael Ornest	45,832,604	381,606	19,055	1,297,487
Lynn P. Reitnouer	44,912,945	1,301,765	18,555	1,297,487
Anthony M. Sanfilippo	46,032,003	183,207	18,055	1,297,487

Proposal Two: Proposal to approve the Amendment to the 2005 Plan. The final vote tabulation was as follows:

For	Against	Abstain	Broker Non-Votes
40,462,731	6,481,725	19,451	1,297,487
Proposal Three: Proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for the 2010 fiscal year. The final vote tabulation was as follows:

For	Against	Abstain	Broker Non-Votes
49,088,592	35,784	10,333	—
Proposal Four: Proposal submitted by the AFL-CIO related to an advisory vote on executive compensation. The final vote tabulation was as follows:

For	Against	Abstain	Broker Non-Votes
20,124,658	26,847,742	1,506	1,297,487
Item 9.01. Financial Statement and Exhibits.
(d) Exhibits.

Exhibit No.	Description
Exhibit 10.1	Pinnacle Entertainment, Inc. 2005 Equity and Performance Incentive Plan, As Amended

SIGNATURES
Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE ENTERTAINMENT, INC. (Registrant)
Date: May 17, 2010	By:	/s/ John A. Godfrey
John A. Godfrey
Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
Exhibit 10.1	Pinnacle Entertainment, Inc. 2005 Equity and Performance Incentive Plan, As Amended